                                                                  EXHIBIT  10.22

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          JANUS CAPITAL MANAGEMENT LLC

                         EFFECTIVE AS OF MARCH 13, 2003

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

ARTICLE I            DEFINITIONS AND USAGE........................................................................2

   SECTION 1.01.  DEFINITIONS.....................................................................................2
   SECTION 1.02.  TERMS GENERALLY.................................................................................5

ARTICLE II           THE COMPANY..................................................................................5

   SECTION 2.01.  NAME............................................................................................5
   SECTION 2.02.  TERM............................................................................................5
   SECTION 2.03.  RESIDENT AGENT AND REGISTERED OFFICE............................................................5
   SECTION 2.04.  PURPOSES........................................................................................6
   SECTION 2.05.  PRINCIPAL PLACE OF BUSINESS.....................................................................6
   SECTION 2.06.  FICTITIOUS BUSINESS NAME STATEMENTS; OTHER FILINGS AND CERTIFICATES.............................6
   SECTION 2.07.  EXECUTION BY ATTORNEY-IN-FACT...................................................................6

ARTICLE III          SHARES AND ADJUSTMENTS.......................................................................6

   SECTION 3.01.  SHARES..........................................................................................6
   SECTION 3.02.  ISSUANCE OF ADDITIONAL UNITS; ADMISSION OF MEMBERS..............................................7

ARTICLE IV           CAPITAL CONTRIBUTIONS........................................................................7

   SECTION 4.01.  CONTRIBUTIONS...................................................................................7
   SECTION 4.02.  NEGATIVE BALANCES...............................................................................7

ARTICLE V            CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS................................................7

   SECTION 5.01.  CAPITAL ACCOUNTS................................................................................7
   SECTION 5.02.  ALLOCATIONS.....................................................................................8
   SECTION 5.03.  ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES.....................................................9
   SECTION 5.04.  TAX MATTERS PARTNER.............................................................................9
   SECTION 5.05.  TAX TREATMENT...................................................................................9
   SECTION 5.06.  TAX INFORMATION.................................................................................9
   SECTION 5.07.  TAX ELECTIONS...................................................................................9
   SECTION 5.08.  TAX WITHHOLDING................................................................................10
   SECTION 5.09.  FISCAL YEAR....................................................................................10

ARTICLE VI           NON-LIQUIDATING DISTRIBUTIONS...............................................................10

   SECTION 6.01.  DISTRIBUTIONS..................................................................................10
   SECTION 6.02.  GENERAL LIMITATION.............................................................................11
   SECTION 6.03.  SET OFF AND WITHHOLDING........................................................................11

ARTICLE VII             BOOKS AND RECORDS........................................................................11

   SECTION 7.01.  BOOKS AND RECORDS..............................................................................11

ARTICLE VIII            MANAGEMENT OF THE COMPANY................................................................12

   SECTION 8.01.  MANAGEMENT UNDER AUTHORITY OF THE MEMBERS......................................................12
   SECTION 8.02.  JCM MANAGEMENT.................................................................................12

                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                                               ----

   SECTION 8.03.  MANAGING MEMBER SUPERVISION AND OVERSIGHT......................................................13
   SECTION 8.04.  MEMBERS........................................................................................14
   SECTION 8.05.  RELIANCE BY THIRD PARTIES......................................................................14

ARTICLE IX           TRANSFERS OF SHARES.........................................................................14

   SECTION 9.01.  RESTRICTIONS ON TRANSFERS......................................................................14
   SECTION 9.02.  SHARES NOT SECURITIES..........................................................................15
   SECTION 9.03.  EFFECT OF TRANSFERS............................................................................15

ARTICLE X            LIMITATION ON LIABILITY, EXCULPATION AND INDEMNIFICATION....................................15

   SECTION 10.01.  LIMITATION ON LIABILITY.......................................................................15
   SECTION 10.02.  EXCULPATION AND INDEMNIFICATION...............................................................15
   SECTION 10.03.  EXCLUSIVE JURISDICTION........................................................................17

ARTICLE XI.......................................................................................................17

   SECTION 11.01.  DISSOLUTION...................................................................................17
   SECTION 11.02.  WINDING UP OF THE COMPANY.....................................................................17
   SECTION 11.03.  LIQUIDATING DISTRIBUTIONS.....................................................................17
   SECTION 11.04.  DISTRIBUTION OF PROPERTY......................................................................18
   SECTION 11.05.  TERMINATION...................................................................................18

ARTICLE XII             MISCELLANEOUS............................................................................18

   SECTION 12.01.  NO THIRD PARTY BENEFICIARIES..................................................................18
   SECTION 12.02.  CREDITORS.....................................................................................18
   SECTION 12.03.  WAIVER........................................................................................19
   SECTION 12.04.  BINDING EFFECT................................................................................19
   SECTION 12.05.  AMENDMENTS AND CONSENTS.......................................................................19
   SECTION 12.06.  INTEGRATION...................................................................................19
   SECTION 12.07.  HEADINGS......................................................................................19
   SECTION 12.08.  COUNTERPARTS..................................................................................19
   SECTION 12.09.  SEVERABILITY..................................................................................19
   SECTION 12.10.  APPLICABLE LAW................................................................................20
   SECTION 12.11.  JURISDICTION; CONSENT TO SERVICE OF PROCESS...................................................20

SCHEDULE A. Officers as of the Effective Date

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          JANUS CAPITAL MANAGEMENT LLC

         This Amended and Restated Limited Liability Company Agreement (this "Agreement") of Janus Capital Management LLC, a Delaware limited liability company (the "Company"), is hereby adopted effective as of 8:00 a.m. (Mountain
Time) on the 10th day of March 2003 (the "Effective Date"), by and among Janus Capital Group Inc., a Delaware corporation previously having the name Stilwell Financial Inc. ("JCGI"), and Janus Management Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of JCGI ("Member Corp").

                                 R E C I T A L S

         A. WHEREAS, effective as of April 1, 2002 (the "Predecessor Effective Date"), the Members of the Company as of the Predecessor Effective Date entered into that certain Limited Liability Company Agreement of Janus Capital Management LLC (the "Predecessor Agreement");

         B. WHEREAS, at all times from the Predecessor Effective Date through December 31, 2002, the Managing Member of the Company and the owner of all Class A Shares of the Company was Janus Capital Corporation, a Colorado corporation ("JCC");

         C. WHEREAS, effective as of January 1, 2003, JCC merged with and into JCGI (the "JCC Merger"), with the result that, as of January 1, 2003, JCGI was the owner of all Class A Shares and, pursuant to the provisions of Section 9.01(b) of the Predecessor Agreement, JCGI became the Managing Member of the Company and the successor to all rights, obligations, liabilities, powers and authority of JCC under the Predecessor Agreement;

         D. WHEREAS, effective as of March 12, 2003, JCGI transferred to Member Corp a certain number of Class A Shares, representing approximately 5% of all outstanding Class A Shares, with JCGI continuing to own the remaining 95% of the Class A Shares;

         E. WHEREAS, effective as of March 12, 2003, the Company implemented a merger reorganization transaction (the "Reorganization Transaction") which resulted in all outstanding Class B Shares, Class C shares, Class D Shares, Class E Shares, Class F Shares and Class G Shares (collectively, the "Management Shares") being converted, forfeited or cancelled, with the result that, following such Reorganization Transaction, Class A Shares became the only outstanding Shares;

         F. WHEREAS, JCGI has determined that the Predecessor Agreement should be revised so as to (i) eliminate, where appropriate, all references to JCC and to substitute therefor JCGI, (ii) modify the allocation and distribution provisions of the Predecessor Agreement to reflect that, from January 1, 2003, forward, all allocations and distributions (other than distributions with respect to the 2002 year) are to be made to the holders of Shares as of the end of each calendar quarter, and (iii) modify the management and other provisions of the Predecessor Agreement as appropriate in light of the JCC Merger and the Reorganization Transaction;

         G. WHEREAS, pursuant to the provisions of Section 12.08 of the Predecessor Agreement, JCGI and Member Corp, as the owners of 100% of the outstanding Shares, have the power and authority to approve and adopt all of such revisions, corrections and clarifications to the language and provisions of the Predecessor Agreement as reflected in this Agreement;

         H. WHEREAS, JCGI and Member Corp, as the owners of 100% of the outstanding Shares, have approved and adopted all such revisions, corrections and clarifications to the language and provisions of the Predecessor Agreement;

         I. WHEREAS, all such revisions, corrections and clarifications shall be implemented through the amendment and restatement of the Predecessor Agreement as reflected in this Agreement, it being intended that this Agreement shall fully replace and supercede the Predecessor Agreement.

                                    ARTICLE I
                              DEFINITIONS AND USAGE

         SECTION 1.01. Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

         "Agreement" means this Amended and Restated Limited Liability Company Agreement, as the same may be amended or restated from time to time.

         "Capital Account" means the capital account established and maintained for each Member pursuant to Section 5.01.

         "CEO" is defined in Section 8.02.

         "Class A Shares" shall mean, as of any date, the Shares authorized by the Company pursuant to the Predecessor Agreement or this Agreement and designated as Class A Shares.

         "Class B Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class B Shares.

         "Class C Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class C Shares.

         "Class D Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class D Shares.

         "Class E Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class E Shares.

         "Class F Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class F Shares.

         "Class G Shares" shall mean the Shares authorized by the Company pursuant to the Predecessor Agreement and designated as Class G Shares.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

         "Company" means Janus Capital Management LLC, a Delaware limited liability company, whose business and affairs are subject to the provisions of this Agreement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership interests, by contract or otherwise, and "Controlling" and "Controlled" shall have correlative meanings. Notwithstanding the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Person" means (i) each Member and each Prior Member, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee, or spouse thereof, of a Member and (iii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee, or spouse thereof, of the Company or an Affiliate of the Company.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Sections 18-10 1 et seq., as amended from time to time.

         "Effective Date" means March 13, 2003.

         "JCC" shall mean Janus Capital Corporation, a Colorado corporation, which was merged with and into JCGI as of January 1, 2003.

         "JCC Merger" has the meaning given such term in the Recitals to this Agreement.

         "JCGI" shall mean Janus Capital Group Inc., a Delaware corporation.

         "JCGI Board" shall mean the Board of Directors of JCGI.

         "JCM Management" is defined in Section 8.02.

         "Management Committee" is defined in Section 8.02(b)(iii).

         "Management Shares" shall mean, collectively, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, and Class G Shares.

         "Managing Member" means JCGI or its successor under Section 9.01(b).

         "Member" shall mean each Person admitted as a member of the Company pursuant to this Agreement.

         "Member Corp" shall mean Janus Management Holdings Corporation, a Delaware corporation.

         "Net Income" and "Net Loss" means for any period: (i) the net income or net loss of the Company for such period, as determined under Federal income tax principles and taking into account any separately reported items (but not including separately reported Guaranteed Payments), (ii) increased by the amount of any tax-exempt income of the Company for such period, and (iii) decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(iv)(b)) of the Company for such period; provided, however, that Net Income and Net Loss shall be computed without regard to any items of income, gain, loss or deduction that are specially allocated in accordance with the provisions of this Agreement or applicable laws and regulations. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their fair market value at the time of contribution to the Company (or when it is revalued for book purposes) rather than with respect to the Company's adjusted tax bases (for Federal income tax purposes) in such assets (as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations).

         "Officers" shall have the meaning set forth in Section 8.02.

         "Person" means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

         "Predecessor Agreement" has the meaning given such term in the Recitals to this Agreement

         "Predecessor Effective Date" means April 1, 2002.

         "Prior Member" shall mean any Person who at any time prior to the Reorganization Transaction held any Management Shares.

         "Reorganization Transaction" has the meaning given such terms in the Recitals to this Agreement.

         "Section 704(c) Property" means any property that is contributed to the Company at a time when its adjusted tax basis for Federal income tax purposes differs from its fair market value and any Company property that is revalued for book purposes at a time when its adjusted tax basis for Federal income tax purposes differs from its fair market value.

         "Shares" shall have the meaning set forth in Section 3.01.

         "Transfer" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, of a Share to another Person. The terms "Transferred," "Transferring," "Transferor" and "Transferee" shall have correlative meanings.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections, and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached to this Agreement shall be deemed incorporated in this Agreement as if set forth in full in this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" if such phrase does not otherwise appear. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise provided in this Agreement, any agreement, instrument or statute defined or referred to in this Agreement, or in any agreement or instrument that is referred to, means such agreement, instrument or statute as it may be amended, modified or supplemented from time to time, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, together with all attachments thereto and instruments incorporated therein. As used in this Agreement, all references to "majority in interest" and phrases of similar import shall be deemed to refer to such percentage or fraction of interest in either all outstanding Shares or a specified class or other group of Shares, as the context requires.

                                   ARTICLE II
                                   THE COMPANY

         SECTION 2.01. Name. The name of the Company is Janus Capital Management LLC. The Managing Member may change the name of the Company or adopt such trade names or fictitious names as it may determine from time to time.

         SECTION 2.02. Term. The term of the Company began on February 27, 2002, the date the certificate of formation of the Company was filed in the office of the Secretary of State of Delaware, and shall continue until terminated as provided in Article XI.

         SECTION 2.03. Resident Agent and Registered Office. The name of the resident agent for service of process shall be National Registered Agents, Inc., and the address of the resident agent and the address of the Company's registered office in the State of Delaware shall be 9 East Loockerman Street, Wilmington, Delaware 19901. The Managing Member may change such office and such agent from time to time. At the direction of the Managing Member, the Company shall be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business, and the Officers shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

         SECTION 2.04. Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act, including engaging in any and all activities necessary or incidental to the foregoing.

         SECTION 2.05. Principal Place of Business. The principal office and place of business of the Company shall be at 100 Fillmore Street, Denver, Colorado. The Managing Member may change the Company's principal office or place of business at any time and may establish other offices or places of business at other locations.

         SECTION 2.06. Fictitious Business Name Statements; Other Filings and Certificates. An Officer or any delegate thereof shall timely prepare, sign, acknowledge, verify, publish, file and record, as may be necessary or appropriate, any notices, certificates, statements or instruments required: (a) to comply with all applicable fictitious business name filing and publication requirements; (b) to comply with all laws that apply to the Company or the conduct of its business; (c) to perfect the Company's formation and maintain its existence; or (d) to enable the Company to hold Company property in the Company's name.

         SECTION 2.07. Execution by Attorney-In-Fact. Any certificate or other instrument that a Member may sign, acknowledge and verify under this Article II may be signed, acknowledged and verified by that Member's attorney-in-fact.

                                   ARTICLE III
                             SHARES AND ADJUSTMENTS

         SECTION 3.01. Shares.

                  (a) The membership interests of the Members in the Company shall be represented by issued and outstanding shares of limited liability company interest ("Shares"). The Shares shall be divided into classes, with each class having the rights and privileges, including voting rights, if any, set forth in this Agreement or as set forth from time to time with respect to new classes of Shares authorized in accordance with the provisions of this Agreement. The Company shall maintain with its books and records a schedule of all Members and the Shares held by them, which shall be amended and updated from time to time to reflect changes in Share ownership. The Company shall, upon request by any Member, advise such Member of the number of Shares that such Member then holds in each class of Shares and, if requested by a Member, the percentage interest that such Member's Shares represent in each class of Shares and in the Company as a whole based on the number of outstanding Shares as of the date of such request. The Members shall have no interest in the Company other than the interests conferred by this Agreement and represented by the Shares, which shall be deemed to be personal property having only the rights provided in this Agreement. Ownership of a Share shall not entitle a Member to any title in or to the whole or any part of the property of the Company or to any right to call for a partition or division of the same or for an accounting. Every Member by virtue of having become a Member shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                  (b) The Members executing this Agreement acknowledge that, as of the effective time of the adoption of this Agreement, the only Shares outstanding are Class A Shares, 100% of which are held by JCGI and Member Corp. Following the execution and delivery of this Agreement, the Company may issue other Shares or admit other Persons as Members as authorized by the Managing Member from time to time in such classes and with such rights as the Managing Member may determine.

         SECTION 3.02. Issuance of Additional Shares; Admission of Members. The Company may establish eligibility requirements for admission of a subscriber as a Member and refuse to admit any subscriber that fails to satisfy such eligibility requirements. Each eligible Person who subscribes for Shares to be reissued or issued by the Company shall be admitted as a Member of the Company at the time (i) such Person agrees to be bound by the provisions hereof by executing an instrument satisfactory to the Managing Member whereby such Person becomes a party to this Agreement as a Member, (ii) the Managing Member accepts such instrument on behalf of the Company and (iii) the subscriber makes the required capital contribution(s), if any. Existing Members shall have no preemptive or similar right to subscribe to the reissuance or issuance of Shares of any class of the Company.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         SECTION 4.01. Contributions. No Member shall be required to make any capital contribution to the Company after the date of this Agreement, and no such capital contribution shall be permitted unless otherwise approved by the Managing Member.

         SECTION 4.02. Negative Balances. No Member shall have any obligation to the Company or any other Member to restore any negative balance in his, her or its Capital Account.

                                    ARTICLE V
                  CAPITAL ACCOUNTS, ALLOCATIONS AND TAX MATTERS

         SECTION 5.01. Capital Accounts.

                  (a) There shall be established for each Member on the books of the Company a Capital Account that shall be maintained and adjusted as provided in this Article V. The Capital Account of each Member shall be increased by (i) the amount of all cash capital contributions (if any) by such Member to the Company, (ii) the fair market value of any property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and
(iii) the amount of any Net Income (or items of gross income) allocated to such Member under this Article V. The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member by the Company, (ii) the fair market value of any property distributed to such Member by the Company (net of any liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code) and
(iii) the amount of any Net Loss (or items of loss or deduction) allocated to such Member under this Article V. The Capital Account of each Member shall also be adjusted appropriately as determined by the Managing Member to reflect any other adjustment that the Managing

Member, in its discretion, deems to be required by Treasury Regulation Section 1.704-1 or 1.704-2 or otherwise necessary or appropriate to implement the provisions of this Agreement.

                  (b) In the event that any Shares in the Company are Transferred, the Transferee of such Shares shall succeed to the portion of the Transferor's Capital Account, and the Capital Accounts of the Transferor and the Transferee shall be adjusted to reflect the subtraction or addition, respectively, of such portion.

                  (c) In the case of any Member who holds Shares of more than one class, such Member's Capital Account shall be maintained with subaccounts reflecting the portion of such Member's Capital Account attributable to each such class of Shares.

                  (d) The Company shall maintain, in its books and records, a schedule of the Capital Account balances of the Members, which shall be updated from time to time as the Managing Member deems appropriate to reflect changes in the Capital Accounts of the Members.

         SECTION 5.02. Allocations.

                  (a) For each calendar quarter commencing with the quarter ending March 31, 2003 and thereafter, or any portion thereof with respect to which the provisions of this Agreement require allocations to be made, all Net Income and Net Loss, and any component items thereof, shall be allocated among the Members in proportion to the respective number of Shares held by such Members as of the last day of the calendar quarter.

                  (b) If there are Transfers, issuances, redemptions of Shares or other changes in the proportionate holdings of Shares by Members during a calendar quarter, Net Income and Net Loss shall be allocated among Members based on their respective Shares as of the last day of such calendar quarter.

                  (c) Notwithstanding the foregoing, the Company shall have the power to make such allocations for Federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the interests of the Members, in each case within the meaning of the Code and the Treasury Regulations, provided, however, that such adjustments to allocations shall be effected in a manner so as to preserve the intended economic interests of the various holders of Shares as contemplated under this Agreement.

                  (d) For purposes of clarification, it is intended that (i) with respect to all periods ending on or before December 31, 2002, the allocations of Net Income and Net Loss (and any component items thereof) shall be made to JCC (or its successor, JCGI) and the Prior Members in accordance with the provisions of the Predecessor Agreement, and (ii) the provisions of this
Section 5.02 shall be effective as of January 1, 2003, and that no allocations of Net Income or Net Loss for the period from January 1, 2003, through the Effective Date shall be made to the Prior Members or with respect to Shares held by the Prior Members under the provisions of Section 5.02 of the Predecessor Agreement.

         SECTION 5.03. Allocations for Federal Income Tax Purposes.

                  (a) The Company's ordinary income and losses, capital gains and losses and other items as determined for Federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated among the Members in the same proportions as the corresponding "book" items are allocated under Section 5.02. Notwithstanding the foregoing sentence, Federal income tax items relating to any Section 704(c) Property shall be allocated among the Members in accordance with Section 704(c)(1)(A) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and 1.704-3(b) to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Company or revaluation under Section 5.01(c), as applicable. The "traditional method" for Code Section 704(c) allocations, as described in Treasury Regulation Section 1.704-3(b), shall be used by the Company with respect to all Section 704(c) Property. Items described in this Section 5.03 shall neither be credited nor charged to the Capital Accounts of the Members.

                  (b) All matters concerning allocations for Federal, state and local and foreign income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Managing Member.

         SECTION 5.04. Tax Matters Partner. The Managing Member shall act as the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law and shall manage administrative tax proceedings conducted at the Company level by the Internal Revenue Service or other taxing authorities. All expenses incurred by the Managing Member while acting in such capacity shall constitute Company expenses.

         SECTION 5.05. Tax Treatment. The Members agree that the Company shall be treated as a partnership for purposes of Federal, state and local income and other taxes, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith.

         SECTION 5.06. Tax Information. The Tax Matters Partner shall cause all required tax returns (including information returns) of the Company and its subsidiaries to be timely filed. The Company shall deliver an Internal Revenue Service Form K-1 (or an equivalent form) to each Member and Prior Member at such time as would reasonably enable such Member or Prior Member to prepare and timely file his or her Federal income tax return by the normal due date therefor, provided, however, in the event of extenuating circumstances, such Form K-1 (or equivalent form) may be delivered to Members at a later date so long as it is delivered in time to enable the Member to prepare and timely file his or her income tax returns by such extended filing date that is automatically available to the Member.

         SECTION 5.07. Tax Elections. Except as otherwise provided in this Agreement, all elections required or permitted to be made by the Company under the Code (or other applicable tax law) and all material decisions with respect to the calculation of its taxable income or tax loss or other tax items under the Code (or other applicable tax law) or any other matter encompassed by this
Article V, including any determinations regarding the fair market value of any property, shall be made in such manner as may be determined by the Company, and such determinations shall be conclusive and binding on all Members and Prior Members.

         SECTION 5.08. Tax Withholding. Notwithstanding any provision in this Agreement to the contrary, the Company is authorized to take any and all actions that it determines to be necessary or appropriate to insure that the Company satisfies its withholding and tax payment obligations under Section 1441, 1445, 1446 or any other provision of the Code (or other applicable law). The Company may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable or awarded by grant to any Member or Prior Member under any provision of this Agreement or the Predecessor Agreement; provided, however, that such amount shall be deemed to have been distributed to such Member or Prior Member for purposes of this Agreement and the Predecessor Agreement. In the event that the Company withholds or pays tax in respect of any Member or Prior Member for any period in excess of any amounts otherwise distributable to such Member or Prior Member for such period (or there is a determination by any taxing authority that the Company should have withheld or paid any tax for any period in excess of the tax, if any, that it actually withheld or paid for such period), such excess amount (or such additional amount) shall be reimbursed promptly by such Member or Prior Member to the Company.

         SECTION 5.09. Fiscal Year. Except as otherwise required by the Code or as otherwise determined by the Managing Member, the Fiscal Year of the Company for tax and accounting purposes shall be the calendar year or, solely in the case of any non-calendar period for which the Company is required to file a Federal income tax information return, such non-calendar year period.

                                   ARTICLE VI
                          NON-LIQUIDATING DISTRIBUTIONS

         SECTION 6.01. Distributions.

                  (a) With respect to all periods commencing on and after January 1, 2003, the Company shall make distributions for such periods in such amounts and at such times as may be determined by the Managing Member in its discretion, provided, however, the Managing Member shall have no obligation or duty hereunder to authorize any such distributions. Any such distributions pursuant to this Section 6.01 with respect to any period shall be made to the Members in proportion to their respective allocations for such period of Net Income pursuant to Article V.

                  (b) For purposes of clarification, distributions with respect to periods ending on or before December 31, 2002, shall be made to JCC (or its successor, JCGI) and the Prior Members in accordance with the provisions of the Predecessor Agreement. Consistent with the foregoing, the parties acknowledge and agree that (i) prior to the Effective Date the Company made the priority distributions and tax distributions pursuant to Section 6.01 of the Predecessor Agreement, (ii) prior to June 30, 2003, the Company will make distributions to JCGI (as successor to JCC) and the Prior Members in amounts sufficient, in accordance with Section 6.02 of the Predecessor Agreement, to increase aggregate distributions for the 2002 year (from April 1 to December 31, 2002) to 85% of the Company's Federal taxable income for such period, and

(iii) following completion of the distributions described in the foregoing clause (ii), no further distributions shall be made with respect to the 2002 year.

                  (c) The Managing Member hereby delegates to each of the Managing Member's Chief Executive Officer and Chief Financial Officer the power and authority to authorize, and to cause the Company to make, any and all distributions contemplated under this Section 6.01, including the final distributions for the 2002 year as described in clause (ii) of Section 6.01(b) and any and all distributions for the 2003 year and subsequent years as contemplated under Section 6.01(a). The Managing Member may at any time revoke such delegation of power and authority and, in lieu thereof, prescribe any other procedure for authorizing distributions under this Section 6.01.

         SECTION 6.02. General Limitation. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any distributions except to the extent permitted under the Delaware Act.

         SECTION 6.03. Set off and Withholding. Notwithstanding any provision to the contrary in this Agreement or the Predecessor Agreement, the Company may set off against, or withhold from, any distribution of cash or property in kind to any Member or Prior Member in respect of any amounts due from such Member or Prior Member to the Company under this Agreement, the Predecessor Agreement or any other agreement between the Company and such Member or Prior Member, to the extent not otherwise paid. Any amounts so set off or withheld shall be applied by the Company to discharge the obligation in respect of which such amounts were set off or withheld. All amounts set off or withheld under this Section 6.03 that are attributable to any Member or Prior Member shall be treated as amounts distributed to such Member or Prior Member for all purposes under this Agreement and the Predecessor Agreement.

                                   ARTICLE VII
                                BOOKS AND RECORDS

         SECTION 7.01. Books and Records. The financial accounting books and records of the Company shall be kept in accordance with United States generally accepted accounting principles. The tax books and records of the Company shall be kept on the basis of Federal income tax accounting principles using the accrual method of accounting. The Company shall keep or cause to be kept such books of account and records with respect to the Company's business as the Company deems appropriate. Except as otherwise determined by the Managing Member, the right of a Member or Prior Member to receive information concerning the Company's affairs, and to have access to the Company's books and records, shall be limited solely to the rights (if any) provided to such Member or Prior Member under Section 18-305 of the Delaware Act, all of which rights shall be subject to such reasonable standards and restrictions as may be imposed by the Managing Member, and any expenses incurred by the Managing Member or the Company as a result of the exercise of such rights shall be borne entirely by the exercising Member or Prior Member.

                                  ARTICLE VIII
                            MANAGEMENT OF THE COMPANY

         SECTION 8.01. Management Under Authority of the Members. The business and affairs of the Company shall be managed under the authority of the Managing Member in accordance with the provisions set forth in this Article VIII. The parties acknowledge that all management authority and responsibility for the Company is vested in the Managing Member.

         SECTION 8.02. JCM Management.

                  (a) Responsibility and Authority. The chief executive officer of the Company (the "CEO") and the other officers of the Company (the "Officers" and, together with the CEO, the "JCM Management") shall have the primary responsibility for the day-to-day management and operation of the Company's business and affairs. In managing the business and affairs of the Company, JCM Management shall act in the best interests of all Members and shall be subject to the overall supervision and oversight of the Managing Member.

                  (b) Composition of JCM Management.

                           (i) Chief Executive Officer. The primary responsibility and authority for the day-to-day management and operation of the business and affairs of the Company, including the establishment and execution of the investment strategy and investment policy of the Company, are hereby delegated to the CEO. The Managing Member may remove the CEO at any time, with or without cause, and appoint a successor CEO. The compensation of the CEO, inclusive of base compensation, bonus compensation arrangements and equity compensation, shall be approved by the Managing Member.

                           (ii) Additional Officers. The CEO may select such other Officers, if any, as the CEO deems necessary or appropriate for the conduct of the business and affairs of the Company, which selection of Officers shall be subject to the approval of the Managing Member. Officers shall be subject to removal by the CEO or the Managing Member at any time, with or without cause. Except as otherwise expressly provided in this Agreement, the CEO may delegate to any of the Officers the power, right and authority to manage the day-to-day business and affairs of the Company and for this purpose to exercise any or all authority and to take any or all actions which the CEO or JCM Management has the authority to exercise under this Agreement. Any Officer may resign as an Officer at any time.

                           (iii) Chief Operating Officer; Management Committee.

                                    (A) Without limiting the generality of
                  Section 8.02(b)(ii), the CEO may delegate all or a portion of the CEO's responsibility and authority for the day-to-day management of the business and affairs of the Company to any one or any combination of a President (the "President"), a Chief Operating Officer (the "COO") or a management committee (the "Management Committee").

                                    (B) Each of the President and the COO shall
                  be an Officer of the Company and shall be designated by the CEO, subject to approval by the

                  Managing Member. The President or the COO may be removed by the CEO or the Managing Member at any time, with or without cause. Each of the President and the COO will report directly to the CEO or to such other Officer or Officers as may be specified by the CEO or the Managing Member from time to time.

                                    (C) The Management Committee shall consist
                  of the CEO and such other Officers as the CEO may select. Officers may be removed from the Management Committee by the CEO at any time, with or without cause. The Management Committee will report directly to the CEO or to such other Officer or Officers as may be specified by the CEO from time to time.

                           (iv) Investment Executives. Without limiting the generality of Section 8.02(b)(ii), the CEO may delegate all or a portion of the CEO's responsibility and authority for the investment strategy and investment policy of the Company to one or more investment executives (the "Investment Executives"). Each Investment Executive shall be an Officer of the Company and shall be designated by the CEO, subject to approval by the Managing Member. Each Investment Executive may be removed by the CEO or the Managing Member at any time, with or without cause. Each Investment Executive will report directly to the CEO or to such other Officer or Officers as may be specified by the CEO from time to time.

                  (c) Members of JCM Management as Agents. The members of JCM Management shall be agents of the Company for the purpose of the Company's business and affairs. Any action taken by the members of JCM Management in accordance with this Agreement, and the signature of any member of JCM Management so authorized by the Company on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of the Company with respect thereto.

                  (d)Schedule of JCM Management. The members of JCM Management as of the Effective Date, including the CEO, all other Officers, the members of the Management Committee and Investment Executives, shall be those persons whose names are initially set forth on Schedule A to this Agreement, and an identical schedule shall be maintained as part of the records of the Company and amended from time to time to reflect changes in the members of JCM Management.

         SECTION 8.03. Managing Member Supervision and Oversight.

                  (a) General. The ultimate responsibility for the oversight of the performance of the CEO and JCM Management is vested in the Managing Member.

                  (b) Management Reports.

                           (i) At such meetings of the JCGI Board as the Managing Member may request, appropriate members of JCM Management shall provide the JCGI Board with a report as to the business and operations of the Company (a "Management Report"). Management Reports may include, from time to time, reports on financial, marketing, operations, investment management, legal and risk management matters of the Company.

                           (ii) From time to time as the Managing Member may request, the CEO shall review and discuss with the JCGI Board the levels of compensation and the compensation policies and programs applicable to the personnel of the Company.

                  (c) Exercise of Managing Member's Authority. For all purposes of this Agreement, the Managing Member may exercise any and all authority and power vested in the Managing Member under this Agreement through such officers, employees or other agents or representatives of the Managing Member as deemed appropriate by the Managing Member in its discretion (herein any such officer, employee, agent or representative is referred to as an "Authorized Managing Member Representative"). Any action taken by an Authorized Managing Member Representative on behalf of the Managing Member in accordance with this Agreement, and the signature of an Authorized Managing Member Representative on any instrument or document on behalf of the Managing Member, shall conclusively evidence the authority of the Managing Member with respect thereto. An Officer of the Company who is also an officer of JCGI may, in such capacity as an officer of JCGI, be an Authorized Managing Member Representative for all purposes of this Agreement.

         SECTION 8.04. Members.

                  (a) Meetings. The Members shall meet at such times, to discuss such matters and take such actions, as the Managing Member deems appropriate in its discretion. With respect to any action or matter that is to be voted upon by the Members, each Member shall be entitled to one vote for each Share owned by such Member of record according to the books of the Company.

                  (b) Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken by written consent of the holders of a majority of the Shares entitled to vote on such action, without any prior notice of such action to the other Members.

         SECTION 8.05. Reliance by Third Parties. Any Person dealing with the Company, JCM Management or any Member may rely upon a certificate signed by the CEO, President, COO, Secretary or Assistant Secretary of the Company as to (i) the identity of such member of JCM Management or such Member, (ii) any factual matters relevant to the affairs of the Company, (iii) the Persons who are authorized to execute and deliver any document on behalf of the Company or the Managing Member, and (iv) any action taken or omitted by the Company, the Managing Member, JCM Management or any Member.

                                   ARTICLE IX
                               TRANSFERS OF SHARES

         SECTION 9.01. Restrictions on Transfers.

                  (a) A Member other than the Managing Member shall not Transfer any Share without the written consent of the Managing Member, which consent may be given or withheld in the Managing Member's sole discretion. Any Transfer of a Share made in violation of this Section 9.01 (a) shall be null and void.

                  (b) JCGI may Transfer all or any portion of its Shares at any time. If JCGI shall Transfer all of its Shares, the Transferee (or the Transferee with the largest number of Class A Shares, if more than one Transferee) shall be the Managing Member for purposes of this Agreement.

                  (c) Subject to the Delaware Act, no Transfer shall relieve the Transferor of any of his, her or its obligations under this Agreement without the written consent of the Managing Member.

                  (d) The Company may require a Transferee or other recipient of Shares to execute and deliver to the Company such instruments as the Managing Member deems necessary or desirable in connection with any Transfer.

         SECTION 9.02. Shares Not Securities. Shares in the Company shall not be represented by certificates and shall not be "securities" within the meaning of Sections 8-102 and 8-103(c) of Article 8, Subtitle I, Title 6 of the Delaware Code and shall constitute "general intangibles" within the meaning of Section 9-106 thereof.

         SECTION 9.03. Effect of Transfers. When any Share is Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

                                    ARTICLE X
            LIMITATION ON LIABILITY, EXCULPATION AND INDEMNIFICATION

         SECTION 10.01. Limitation on Liability. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided, however, that the foregoing does not negate a Member's or Prior Member's obligation to return funds wrongfully distributed to it. Except as otherwise expressly provided in the Delaware Act, the liability of the Members shall be limited to the amount of capital contributions, if any, required to be made by such Member under this Agreement, but only when and to the extent the same becomes due under this Agreement. Notwithstanding the foregoing, nothing in this Article X shall alter any party's obligations to the Company under any employment, non-compete or nonsolicitation agreement or other agreement related to such party's current or former employment by the Company.

         SECTION 10.02. Exculpation and Indemnification.

                  (a) Except as otherwise specifically provided in this Agreement, no Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company arising from, related to, or in connection with, this Agreement, the Predecessor Agreement or the Company's business or affairs (including any act or omission by any Member or Prior Member), except for any losses, claims, damages or liabilities resulting from such party's gross negligence or willful misconduct. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provision of law or in equity or otherwise.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person's professional or expert competence. To the extent that, at law or in equity, an Officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Officer acting in connection with this Agreement, the Predecessor Agreement or the Company's business or affairs shall not be liable to the Company or to any Member or Prior Members for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Managing Member, the Management Committee or the Members.

                  (c) The provisions of this Agreement or the Predecessor Agreement, to the extent that they limit the duties and liabilities of the Officers otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities.

                  (d) The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, to which such Covered Person may become subject, in connection with any matter arising out of or in connection with such Covered Person's actions on behalf of the Company (including such Covered Person's actions while serving as an officer, director, employee or agent of another Person at the request of the Company) in connection with the Company's business or affairs or this Agreement, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount is a result of a Covered Person's not acting in good faith on behalf of the Company or such Covered Person's gross negligence or willful misconduct. If any Covered Person becomes subject to any action, suit, proceeding or investigation in connection with such Covered Person's actions on behalf of the Company in connection with any matter arising out of or in connection with the Company's business or affairs or this Agreement, other than by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or was the result of such Covered Person's gross negligence or willful misconduct, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith or willful misconduct of a Covered Person) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount arising from any claim, demand, action, suit or proceeding to which such Covered Person may become subject as described above in such proportion as is appropriate to reflect any relevant equitable considerations.

                  (e) The obligations of the Company under this Section 10.02 shall be satisfied solely out of and to the extent of the Company's assets, and no Covered Person shall have any personal liability on account thereof.

         SECTION 10.03. Exclusive Jurisdiction. To the fullest extent permitted by applicable law, each Member hereby agrees that any claim, action or proceeding by such Member seeking any relief whatsoever against the Company, the Managing Member or any of its Affiliates or any other Member in such Person's capacity as a Member based on, arising out of, or in connection with, this Agreement, the Predecessor Agreement or the Company's affairs shall be brought only in an appropriate State court in the State of Colorado or the Federal courts located in the City and County of Denver, and not in any other State or Federal court in the United States of America or any court in any other country; provided, however, that if a Covered Person brings any claim, action, defense or proceeding against the Company or any Member in any other court, the Company or such Member may bring any claim, action , defense or proceeding against such Covered Person in such court. Each Member acknowledges that, in the event of any breach of this Section 10.03, the Company, the other Members or the Affiliates thereof will have no adequate remedy at law and shall be entitled to injunctive relief to enforce the terms of this Section 10.03.

                                   ARTICLE XI
                           DISSOLUTION AND TERMINATION

         SECTION 11.01. Dissolution. The Managing Member shall have full power and authority to take any actions at any time it deems appropriate to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting with respect to the Company. The death, resignation, retirement, removal, bankruptcy, permanent disability or legal incapacity of any Member shall not dissolve or terminate the Company, and all Members hereby agree that in any such event the business of the Company shall be continued, unless the Company is required to be dissolved.

         SECTION 11.02. Winding Up of the Company. Upon dissolution, the Company's business shall be liquidated in an orderly manner. The Managing Member shall act as the liquidator (unless it elects to appoint a liquidator) to wind up the affairs of the Company pursuant to this Agreement. If there shall be no Managing Member, the Member with the largest number of Shares may approve one or more Persons to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any manner that the liquidator shall determine to be in the best interests of the Members.

         SECTION 11.03. Liquidating Distributions. The proceeds of the liquidation of the Company shall be distributed in the following amounts and order of priority:

                  (a) An amount sufficient to satisfy all of the Company's liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves that are, in the judgment of the liquidator, reasonably necessary therefor) shall be distributed to, or reserved for the benefit of, the creditors (including any Members or their respective Affiliates that are creditors) of the Company.

                  (b) Any remaining liquidation proceeds shall be distributed to the Members in accordance with the following provisions:

                           (i) First, all of the remaining assets of the Company shall be deemed to have been sold for their fair market value, and the Capital Accounts of the Members shall be credited or debited (as applicable) to reflect the allocations of Net Income or Net Loss (as applicable) that would result from such a sale of assets in the same manner and to the same extent as if such assets had been sold and such Net Income or Net Loss had been allocated among the Members in accordance with the provisions of Article V.

                           (ii) Second, after giving effect to all
         contributions, distributions and allocations for all periods, all remaining liquidation proceeds shall be distributed to the Members in proportion to their respective positive Capital Account balances, with such distributions to be made by the end of the calendar year or, if later, within 90 days following the date of dissolution of the Company.

         SECTION 11.04. Distribution of Property. In the event it is necessary in connection with the liquidation of the Company to distribute property in kind, such property shall be distributed on the basis of its fair market value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro rata in accordance with the total amounts to be distributed to each Member as liquidation proceeds pursuant to Section 11.03(b)(ii). Notwithstanding the foregoing, to avoid an administratively burdensome large number of owners of the same property, the liquidator shall have the discretion to distribute cash in lieu of property in the case of Members who otherwise would receive only a relatively small interest in such property (as determined by the Managing Member).

         SECTION 11.05. Termination. The Company shall terminate when all of the assets of the Company, after payment of, or reasonable provision for the payment of, all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article XI and articles of dissolution have been filed in the manner required by the Delaware Act.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.01. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, with respect to the provisions of Article X, each Covered Person.

         SECTION 12.02. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any Member, except to the extent the Company may otherwise expressly agree in writing.

         SECTION 12.03. Waiver. No failure by any party to insist upon the strict performance of any covenant, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of any such covenant, term or condition shall operate as a waiver of such or any other covenant, term or condition of this Agreement. Any Member may, but shall not be under any obligation to, waive any of his, her or its rights or conditions to his, her or its obligations hereunder, or any duty, obligation or covenant of any other Member to such waiving Member. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

         SECTION 12.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their successors and permitted assigns.

         SECTION 12.05. Amendments and Consents. This Agreement (including any provisions incorporated in this Agreement by reference) may be amended, and any provision of this Agreement may be waived, by the affirmative vote or written consent of the holders of a majority of the outstanding Shares.

         SECTION 12.06. Integration. This Agreement constitutes the entire agreement among the parties to this Agreement pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. Without limitation on the foregoing, and except as otherwise provided herein, as between the parties hereto this Agreement restates and supercedes in its entirety the Limited Liability Agreement of Janus Capital Management LLC dated as of April 1, 2002. Notwithstanding the foregoing, it is intended that the terms and provisions of the Predecessor Agreement shall continue to be effective for all matters arising prior to the Effective Date and shall be binding on JCGI and all other Prior Members with respect to such matters, except (i) with respect to allocations and distributions for periods commencing on or after January 1, 2003, which shall be governed by the provisions of Sections 5.02 and 6.01 of this Agreement, or (ii) as otherwise expressly provided in this Agreement. No oral covenant, representation or condition shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement. Each Schedule to this Agreement is hereby incorporated into this Agreement and shall be deemed an integral part of this Agreement.

         SECTION 12.07. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

         SECTION 12.08. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

         SECTION 12.09. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         SECTION 12.10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

         SECTION 12.11. Jurisdiction; Consent to Service of Process.

                  (a) Each of the Members hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Colorado State court or Federal court of the United States of America sitting in the City and County of Denver in any action or proceeding arising out of or relating to this Agreement, the Predecessor Agreement or the Company's business or affairs or for recognition or enforcement of any judgment, and each of the Members hereby irrevocably and unconditionally agrees that, except as expressly provided otherwise in Section 10.03, all claims in respect of any such action or proceeding may be heard and determined in such Colorado State court or, to the extent permitted by law, in such Federal court. Each of the Members agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Members hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Predecessor Agreement or the Company's business or affairs in any Colorado State or Federal court sitting in the City and County of Denver. Each of the Members hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each of the Members irrevocably consents to service of process in connection with any matter referred to above by first-class, certified mail, postage prepaid, at the Member's address as set forth in the Company's books and records. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.




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



         IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the day and year first above written.

                               JANUS CAPITAL GROUP INC.



                               By:  /s/ Loren M. Starr
                                  ---------------------------------------
                                     Loren M. Starr
                                     Chief Financial Officer and Vice President



                               JANUS MANAGEMENT HOLDINGS CORPORATION


                               By:  /s/ Thomas A. Early
                                  ---------------------------------------
                                     Thomas A. Early
                                     General Counsel and Vice President





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



                                   SCHEDULE A

                                 JLLC MANAGEMENT
                           (AS OF THE EFFECTIVE DATE)



                         [List held by Legal Department]




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